UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2024 (October 18, 2024)

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41123	86-3125132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1680 Michigan Avenue Suite 700 Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 809-7002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	REFI	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2024, Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) by and among the Company and the various financial institutions party thereto from time to time, as lenders (the “Lenders”) for an aggregate commitment of $50,000,000 in unsecured notes (the “Loan”).

The Loan has a contractual term of four (4) years, terminating on October 18, 2028 (the “Maturity Date”) and bears interest at a rate of 9.00% per annum, which may increase by 50 basis points per annum if the Company fails to meet certain conditions set by the Lenders under the terms of the Loan Agreement.

The Company paid an upfront fee in an amount equal to 1.50% of the aggregate amount of the Loan advanced by Lenders on the Closing Date (the “Upfront Fee”). The Upfront Fee is fully earned, non-refundable and was paid on the Closing Date.

The Company shall have the right at any time to prepay the Loans of all Lenders, without premium or penalty, provided that any such prepayment made on or prior to the second anniversary of the Closing Date shall be accompanied by a prepayment premium equal to (a) if such prepayment is made on or prior to the first anniversary of the Closing Date, 3.00% of the amount of such prepayment, and (b) if such prepayment is made after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 2.00% of the amount of such prepayment.

The Loan Agreement is subject to ongoing representations, warranties and covenants that are customary for this type of transaction.

The description above is only a summary of the material provisions of the Loan Agreement and is qualified in its entirety by reference to a copy of the Loan Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

On October 23, 2024, the Company issued a press release announcing the closing of the Loan Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit Number	Description

10.1*	Loan Agreement, dated as of October 18, 2024, among Chicago Atlantic Real Estate Finance, Inc., and the financial institutions party thereto, as Lenders.

99.1	Press release, dated October 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the Agreement have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

Date: October 23, 2024	By:	/s/ Peter Sack
		Name:	Peter Sack
		Title:	Co-Chief Executive Officer

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